Exhibit 99.1

NEWS RELEASE - for immediate release

Alexza Announces the Adasuve™ (Staccato® Loxapine)

PDAC Meeting Date of December 12, 2011

NDA Seeks Marketing Approval for ADASUVE for the Acute Treatment of Agitation

in Adults with Schizophrenia or Bipolar I Disorder

Mountain View, California - October 24, 2011 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that the U.S. Food & Drug Administration (FDA) has scheduled a meeting of the Psychopharmacologic Drugs Advisory Committee (PDAC) for December 12, 2011, at which the ADASUVE New Drug Application (NDA) will be discussed. In August 2011, Alexza received notification that the FDA had accepted the resubmission of the ADASUVE NDA and assigned a Prescription Drug User Fee Act (PDUFA) goal date of February 4, 2012.

About Alexza Pharmaceuticals, Inc.

Alexza is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s technology, the Staccato® system, vaporizes unformulated drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. (Click here to see an animation of how the Staccato system works.)

Adasuve™ (Staccato loxapine), Alexza’s lead program, is being developed for the acute treatment of agitation in adults with schizophrenia or bipolar disorder. Alexza completed and announced positive results from both of its Phase 3 clinical trials and initially submitted the ADASUVE NDA in December 2009. In October 2010, the Company received a Complete Response Letter (CRL) from the FDA regarding the application. The Company completed an end-of-review meeting with the FDA in December 2010 and a Risk Evaluation and Mitigation Strategy (REMS) guidance meeting with the FDA in April 2011. The ADASUVE NDA was resubmitted on August 4, 2011, and has a Prescription Drug User Fee Act (PDUFA) goal date of February 4, 2012.

In October 2011, the Company established a commercial partnership for ADASUVE with Grupo Ferrer International, S.A. Grupo Ferrer is a leading pharmaceutical company in Europe with extensive operations in the Americas, and is Alexza’s partner in the registration, distribution and promotion of ADASUVE in Europe, Latin America, Russia and the Commonwealth of Independent States countries. Alexza plans to file the ADASUVE Marketing Authorization Application (MAA) with the European Medicines Agency (EMA) in the fourth quarter of 2011.

For more information about Alexza, the Staccato system technology or the Company’s development programs, please visit www.alexza.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the potential of the Company’s ADASUVE NDA resubmission to adequately address the issues in the CRL, the timing of the FDA’s review of the NDA and the eventual prospects that ADASUVE will be approved for marketing. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	Thomas B. King	August J. Moretti
	President and CEO	Senior Vice President and CFO
	650.944.7634	650.944.7788
	tking@alexza.com	amoretti@alexza.com